Power of Attorney

      Know all by these presents, that the undersigned hereby
constitutes and appoints each of Katherine I. Hargis and
Dominique R. Colvard, signing singly, the undersigned's true and lawful attorney-in-fact to:
1. execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer and/or director
of Key Energy Services, Inc. (the "Company"), Forms
3, 4, and 5 (collectively, "Section 16 Reports") in
accordance with Section 16(a) of the Securities
Exchange Act of 1934 and the rules thereunder;
2. do and perform any and all acts for and on behalf of
the undersigned which may be necessary or desirable
to complete and execute any Section 16 Reports,
complete and execute any amendments thereto, and
timely file such form with the United States
Securities and Exchange Commission and any stock
exchange or similar authority; and
3. take any other action of any type whatsoever in
connection with the foregoing which, in the opinion
of such attorney-in-fact, may be of benefit to, in
the best interest of, or legally required by, the
undersigned, it being understood that the documents
executed by such attorney-in-fact on behalf of the
undersigned pursuant to this Power of Attorney shall
be in such form and shall contain such terms and
conditions as such attorney-in-fact may approve in
such attorney-in-fact's discretion.
      The undersigned hereby grants to each such attorney-in-
fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein
granted, as fully to all intents and purposes as the
undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and
confirming all that such attorney-in-fact, or such attorney-
in-fact's substitute or substitutes, shall lawfully do or
cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned
acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not
assuming, nor is the Company assuming, any of the
undersigned's responsibilities to comply with Section 16 of
the Securities Exchange Act of 1934.
      This Power of Attorney shall remain in full force and
effect until the undersigned is no longer required to file
Section 16 Reports with respect to the undersigned's holdings of and transactions in securities issued by the Company,
unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
      IN WITNESS WHEREOF, the undersigned has caused this Power
of Attorney to be executed as of this 31 day of August, 2013.
/s/ Kimberly R. Frye